UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 19, 2010
Date of Report (Date of earliest event reported)

ROYAL MINES AND MINERALS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52391	20-4178322
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 112, 2580 Anthem Village Dr.
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 588-5973
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 7.01       REGULATION FD DISCLOSURE

Memorandum of Understanding

On October 19, 2010, Royal Mines And Minerals Corp. (“Royal Mines”) executed a Memorandum of Understanding with Golden Anvil, SA de CV (“Golden Anvil”) with respect to the exploration, development and production of mineral concessions owned by Golden Anvil in the State of Nayarit, Mexico (the “Golden Anvil Mine”).

Previously, Royal Mines had loaned to Golden Anvil a total of $600,000 (the “Loan”) to permit Golden Anvil to establish a new facility (the “Processing Plant”) in Mexico for the purposes of concentrating ore mined from the Golden Anvil Mine. Royal Mines also toll processes concentrates from the Golden Anvil Mine at its Phoenix Plant.

Under the terms of the Memorandum of Understanding, the parties have agreed to form a joint venture company for the purposes of exploration and development on and production from the Golden Anvil Mine. Under the terms of the Memorandum of Understanding, the parties have formed a Nevada corporation called Golden Anvil Inc. (the “Joint Venture Company”). Royal Mines will contribute funding to the Joint Venture Company totaling $3,000,000 (the “Funding Amount”) including the amount of the Loan. Upon Royal Mines providing the Funding Amount, Golden Anvil will transfer 100% of the Golden Anvil Mine and the Processing Plant (the “Golden Anvil Assets”) to the Joint Venture Company. The additional $2,400,000 is required to be funded as follows:

(a)	$300,000 within 45 days of the date of the Memorandum of Understanding;

(b)	The balance of $2,100,000 within 180 days of the date that Golden Anvil delivers to the Phoenix Plant the first 20 tons of concentrate generated from the Processing Plant.

In order to raise the Funding Amount, Royal Mines will need to complete equity or debt financing. No such equity or debt financing is available and there is no assurance it can be obtained.

Upon completion of funding and the transfer of assets by Golden Anvil, the Joint Venture Company will be owned 50% by Royal Mines and 50% by Golden Anvil.

In the event that Royal Mines is unable to raise the Funding Amount in the times required, it will forfeit its right to proceed with the Joint Venture and the Loan will be payable in 12 months with interest at 18% from the dates of advancement and secured by the Golden Anvil Assets.

The final terms of the Joint Venture will be set out in a formal agreement currently being prepared by legal counsel for the parties. There is no assurance that the parties will enter into a formal agreement.

A copy of the Memorandum of Understanding is attached hereto as an exhibit to this Current Report on Form 8-K.

U.S. Private Placement

The Company announced that on October 29, 2010, its Board of Directors have approved a private placement offering of up to 20,000,000 units (the “Units”) at a price of $0.05 US per Unit, with each Unit consisting of one share of the Company’s common stock and one share purchase warrant. Each warrant entitles the holder to purchase an additional share of common stock exercisable for a period of one year at a price of $0.10 US per share.

The offering will be made in the United States to persons who are accredited investors as defined in Regulation D of the Securities Act of 1933.

There is no assurance that the private placement offering or any part of it will be completed.

The above does not constitute an offer to sell or a solicitation of an offer to buy any of the Company’s securities in the United States. The securities have not been registered under the United States Securities Act of 1933, as amended and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By filing this report on Form 8-K and furnishing this information, Royal Mines makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

Exhibit Number	Description of Exhibit
10.1	Letter of Intent dated October 21, 2009 between Royal Mines And Minerals Corp. and Golden Anvil, SA de CV. (1)
10.2	Toll Processing Agreement dated December 3, 2009 between Royal Mines And Minerals Corp. and Golden Anvil, SA de CV. (2)
10.3	Extension Agreement dated for reference February 15, 2010 between Royal Mines And Minerals Corp. and Golden Anvil, SA de CV. (3)
10.4	Loan Agreement between Royal Mines And Minerals Corp. and Golden Anvil, SA de CV. (4)
99.1	Memorandum of Understanding dated October 19, 2010 between Royal Mines And Minerals Corp. and Golden Anvil, SA de CV.
99.2	News Release dated October 27, 2010.

(1)	Filed with the SEC as an exhibit to our Current Report on Form 8-K filed November 3, 2009.
(2)	Filed with the SEC as an exhibit to our Current Report on Form 8-K filed December 10, 2009.
(3)	Filed with the SEC as an exhibit to our Quarterly Report on Form 10-Q filed March 16, 2010.
(4)	Filed with the SEC as an exhibit to our Current Report on Form 8-K filed August 31, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL MINES AND MINERALS CORP.
Date: November 1, 2010
	By:	/s/ Jason S. Mitchell
JASON S. MITCHELL
Chief Financial Officer